                                                               EXHIBIT (d)(1)(i)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                    AMENDED AND RESTATED MANAGEMENT AGREEMENT

                                     BETWEEN

                                ING FUNDS TRUST

                                       AND

                              ING INVESTMENTS, LLC

                                                     ANNUAL INVESTMENT MANAGEMENT FEE
                                                     --------------------------------
NAME OF FUND                                  (as a percentage of average daily net assets)
------------
ING Classic Money Market Fund                                     0.25%

ING High Yield Bond Fund                            0.51% on first $1 billion of assets
                                                    0.45% on next $4 billion of assets
                                                        0.40% on assets thereafter

ING Institutional Prime Money Market Fund                         0.08%

ING Intermediate Bond Fund                                        0.17%

ING National Tax-Exempt Bond Fund                                 0.30%


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